SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SURETY HOLDINGS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                           52-2229054
   (STATE OR OTHER JURISDICTION                            (IRS EMPLOYER ID NO.)
OF INCORPORATION OR ORGANIZATION)


                              850 FORT PLAINS ROAD
                            HOWELL, NEW JERSEY 07731
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                         WRITTEN COMPENSATION CONTRACTS

                                 HOWARD R. KNAPP
                             CHIEF FINANCIAL OFFICER
                              850 FORT PLAINS ROAD
                            HOWELL, NEW JERSEY 07731
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  732-886-0706

                                    COPY TO:

                             JEROME M. SELVERS, ESQ.
                        SONNENBLICK, PARKER & SELVERS, PC
                               4400 ROUTE 9 SOUTH
                           FREEHOLD, NEW JERSEY 07728
                                  732-431-1234

                              CALCULATION OF REGISTRATION FEE
============================================================================================
                                        Proposed maximum    Proposed maximum    Amount of
Title of Securities    Amount to be     offering price per  aggregate offering  Registration
to be registered       registered (1)   share (2)           price (2)           Fee
--------------------------------------------------------------------------------------------
WRITTEN COMPENSATION
CONTRACTS

COMMON STOCK $0.001
PAR VALUE (1)          15,000           $5.85               $87,750              $8.07

--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends of similar transactions.


(2) Has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common stock as reported on the Nasdaq Over-the-Counter-Bulletin Board on January 17, 2003 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                              SURETY HOLDINGS CORP.

                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE


This Registration Statement on Form S-8 relates to the written compensation contracts between Nat Manzella, Michael Radcliffe and Dennis Radcliffe and a wholly owned subsidiary of the Registrant.

In January 2003, each of the foregoing individuals entered into an Employment Agreement with a wholly owned subsidiary of the Registrant which provided that each individual would receive 5,000 shares of the Registrant's common stock upon the commencement of their employment and additional shares in the event certain revenues were attained not later than March 31, 2003. This Registration Statement covers a total of 15,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration
Statement:

1. Registrant's Registration Statement on Form 10-SB, File No. 0-32331, filed on 2/9/01, as amended, effective 9/21/01;

2.     Registrant's quarterly reports on Form 10-QSB filed 5/21/01;

3.     Registrant's quarterly reports on Form 10-QSB filed 8/14/01

4.     Registrant's quarterly reports on Form 10-QSB filed on 12/28/01;

5.     Registrant's form for annual report on Form 10KSB filed on 2/5/02;

6.     Registrant's amended annual report on Form 10-KSB/A filed on 5/3/02;

7.     Registrant's quarterly reports on form 10-QSB filed on 5/15/02;

8.     Registrant's current report on Form 8-K filed on 6/5/02;

9.     Registrant's quarterly reports on Form 10-QSB filed on 8/14/02;

10.    Registrant's quarterly reports on Form 10-QSB filed on 11/14/02;

11.    Registrant's current report on Form 8-K filed on 1/17/03;

12. The description of Registrant's common stock contained in its registration statement filed on Form 10-SB (Registration Statement No. 0-32331 on 2/9/01, as amended , which registration statement became effective on 9/21/01.

13. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of Registrant's fiscal year ended December 31, 2002.

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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION

5.1               Opinion of Sonnenblick, Parker & Selvers, PC

10.1              Employment Agreement between Subsidiary and Michael Radcliffe
10.2              Employment Agreement between Subsidiary and Dennis Radcliffe
10.3              Employment Agreement between Subsidiary and Nat Manzella

23.1              Consent of Sonnenblick, Parker & Selvers, PC as part of
                  Exhibit 5.1

23.2              Consent of Rothstein, Kass and Company, PC


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned.

                                       SURETY HOLDINGS CORP.


                                       BY:  /S/ HOWARD R. KNAPP
                                            HOWARD R. KNAPP
                                            CHIEF FINANCIAL OFFICER

DATED:  JANUARY 13, 2003


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                               DATE
---------                            -----                               ----


/s/ YOSHIHIRO KAMON        Chief Executive Officer                      1/14/03
    ---------------        Director                                     -------
YOSHIHIRO KAMON


/s/ HOWARD R. KNAPP        Chief Financial Officer                     1/14/03
    ---------------        Director                                    -------
HOWARD R. KNAPP



/s/ STUART D. TAUBER       Director                                    1/15/03
    ----------------                                                   -------
STUART D. TAUBER


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